EXHIBIT 99.1

Press Release

Escalade Sports Expands into Water Sports and Recreation Category with RAVE Sports Acquisition

Evansville, IN (December 7, 2020) – Escalade Sports®, a wholly owned subsidiary of Escalade, Inc. (NASDAQ: ESCA) and global leader in sports, indoor and outdoor recreational equipment and games, today announced that it has acquired substantially all of the business and assets of Revel Match LLC, dba RAVE Sports, a brand known for its innovative and high-quality water recreation products. Adding this business to Escalade’s existing portfolio expands its powerful stable of recreational brands and positions the Company for continued revenue and profit growth.

RAVE Sports was founded in September 1996 by a team of entrepreneurs with a vision to build a marketing and distribution platform that could quickly take innovative, alternative sport products to the worldwide recreation market. The current RAVE Sports line consists of several consumer and commercial water sports product categories that complement the original mission of the company.

“We see RAVE Sports as a perfect fit for Escalade and look forward to accelerating the brand and enhancing shareholder value by leveraging our knowledge and expertise in design, distribution, manufacturing, and our powerful supply chain network”, said Scott Sincerbeaux, Escalade’s President and Chief Executive Officer. “This transaction provides dynamic portfolio expansion and signals our entry into the growing water sports market. Category expansion is a critical part of our growth agenda and we view water sports as a significant opportunity. We expect the RAVE acquisition to be accretive to earnings in 2021, while further establishing Escalade as a dominant force in the sports recreation marketplace.”

“We are excited to join the Escalade family as we take RAVE Sports to the next level. Our shared values and consistent focus on quality and innovation provide us with significant growth potential”, said Steve Friswold co-owner of RAVE Sports. “We believe that by combining forces, we will be able to expand our brand awareness and build upon our 25-year history of making water fun.”

Escalade will continue to operate the RAVE Sports business out of Eagan, MN.

Escalade is a leading manufacturer and marketer of sporting goods products sold worldwide. To obtain more information on the Company and its products, visit our website at: www.EscaladeInc.com or contact Patrick Griffin, Vice President of Corporate Development & Investor Relations at 812-467-1358.

ABOUT ESCALADE SPORTS

Headquartered in Evansville, IN, Escalade Sports is a global manufacturer and distributor of sports and outdoor recreational equipment.  Leaders in their respective categories, Escalade Sports’ brands include Bear® Archery, Bear X™, Trophy Ridge®, Rocket®, SIK® and Cajun Bowfishing™ archery equipment; STIGA® and Ping-Pong® table tennis; Accudart® and Unicorn® darting; Atomic®, Victory Tailgate®, Triumph™ Sports, Viva Sol®, Zume Games® recreational games; DURA® and Onix® pickleball equipment; Goalrilla™, Goalsetter® residential in-ground basketball systems, Goaliath® and Silverback® residential in-ground and portable basketball goals; Lifeline® and the STEP® fitness products; Woodplay® premium playsets; American Heritage Billiards® - premium billiards and game room assortment; and Cue&Case® - a leader in specialty billiard accessories. Escalade Sports’ products are available at sporting goods dealers and independent retailers nationwide.  For more information on Escalade Sports, its brands, instruction manuals, retailers, warranty, replacement parts or customer service, please call 1-888-784-4288 or visit www.escaladesports.com

FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements relating to present or future trends or factors that are subject to risks and uncertainties. These risks include, but are not limited to: specific and overall impacts of the COVID-19 global pandemic on Escalade’s financial condition and results of operations; Escalade’s plans and expectations surrounding the transition to its new Chief Executive Officer and all potential related effects and consequences; the impact of competitive products and pricing; product demand and market acceptance; new product development; Escalade’s ability to achieve its business objectives, especially with respect to its Sporting Goods business on which it has chosen to focus; Escalade’s ability to successfully achieve the anticipated results of strategic transactions, including the integration of the operations of acquired assets and businesses and of divestitures or discontinuances of certain operations, assets, brands, and products; the continuation and development of key customer, supplier, licensing and other business relationships; the ability to successfully negotiate the shifting retail environment and changes in consumer buying habits; the financial health of our customers; disruptions or delays in our business operations, including without limitation disruptions or delays in our supply chain, arising from political unrest, war, labor strikes, natural disasters, public health crises such as the coronavirus pandemic, and other events and circumstances beyond our control; Escalade’s ability to control costs; Escalade’s ability to successfully implement actions to lessen the potential impacts of tariffs and other trade restrictions applicable to our products and raw materials, including impacts on the costs of producing our goods, importing products and materials into our markets for sale, and on the pricing of our products; general economic conditions; fluctuation in operating results; changes in foreign currency exchange rates; changes in the securities markets; Escalade’s ability to obtain financing and to maintain compliance with the terms of such financing; the availability, integration and effective operation of information systems and other technology, and the potential interruption of such systems or technology; risks related to data security of privacy breaches; and other risks detailed from time to time in Escalade’s filings with the Securities and Exchange Commission. Escalade’s future financial performance could differ materially from the expectations of management contained herein. Escalade undertakes no obligation to release revisions to these forward-looking statements after the date of this report.